NEW FUNDING TO CHINANET ONLINE HOLDINGS, INC.

LETTER OF INTENT

THIS LETTER OF INTENT (the "LOI") is made on the 26th day of June, 2019

BETWEEN:

1. ChinaNet Online Holdings, Inc. ("CNET"); AND
2. Infinity Global Fund SPC-Infinity-Leadway TMT Fund SP ("INFINITY")

All signatory parties named above may hereinafter, as appropriate, collectively be referred to as the "Parties" and each respectively referred to as "Party".

This LOI set forth our mutual understanding that Infinity intend to provide funding to CNET for its existing operation and future expansion. Upon signing this LOI, INFINITY will perform due diligence on the financials and operations of CNET. Both Parties agree to negotiate in good faith to reach an agreement to embodying the new funding as soon as possible, but in no event later than July 31, 2019.

The Parties execute a copy of this letter of intent to signify your agreement with the foregoing:

Sincerely,

Infinity Global Fund SPC-Infinity-Leadway TMT Fund SP

By: ______________________
Name: CHAN TUNG NGAI
Title: Director

Agreed to as of this 26th day of June, 2019:

ChinaNet-Online Holdings, Inc.

By: ______________________
Name: Handong Cheng
Title: CEO